UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 13, 2008

BRINK’S HOME SECURITY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-34088	80-0188977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8880 Esters Boulevard

Irving, TX 75063

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (972) 871-3130

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2008, the Company’s Board of Directors of Brink’s Home Security Holdings, Inc. (the “Company”) appointed Michael S. Gilliland as a Class I director of the Company, effective as of November 13, 2008. Mr. Gilliland will serve for a term expiring at the 2009 annual meeting of shareholders, and until his successor is elected and qualified or until his earlier resignation or removal. Mr. Gilliland has also been appointed to serve on the Audit and Finance Committee and the Compensation and Management Development Committee. Mr. Gilliland will be eligible to participate in the non-employee director compensation arrangements described in the Company’s Form 10, including the grant of restricted stock units to each of the founding directors pursuant to the Non-Employee Directors’ Equity Plan.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 13, 2008, the Board of Directors amended Article V, Section 2 of the Bylaws of the Company to provide that the Board of Directors shall consist of six members. The amended and restated Bylaws are furnished as Exhibit 3(ii) hereto.

Item 8.01.	Other Events.

On November 13, 2008, the Company’s Board of Directors affirmatively determined that Mr. Gilliland is an “independent director” under the standards of independence established by the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”) and the independence determination guidelines described in the Company’s Governance Policies.

On November 13, 2008, the Company’s Board of Directors affirmatively determined that Mr. Gilliland meets the heightened independence standards for audit committee members under SEC and NYSE regulations and that Mr. Gilliland is “financially literate” under the rules of the NYSE.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3(ii)	Bylaws of Brink’s Home Security Holdings, Inc., as amended and restated, effective November 13, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRINK’S HOME SECURITY HOLDINGS, INC.

Date: November 19, 2008	By:	/s/ John S. Davis
John S. Davis
Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description
3(ii)	Bylaws of Brink’s Home Security Holdings, Inc., as amended and restated, effective November 13, 2008.

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